RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2004-QS13 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS13

         $ 683,892                   0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                 Prospectus Supplement dated September 23, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated September 23, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
620 - 639 ................................          22   $  1,987,198       1.66%   $ 90,327      73.82%
640 - 659 ................................          30      2,743,317       2.30      91,444      71.14
660 - 679 ................................          46      4,950,909       4.14     107,628      65.19
680 - 699 ................................         158     19,446,617      16.28     123,080      69.11
700 - 719 ................................         162     22,351,492      18.71     137,972      65.46
720 - 739 ................................         170     22,400,674      18.75     131,769      64.76
740 - 759 ................................         142     17,580,977      14.71     123,810      64.34
760 - 779 ................................         126     15,449,907      12.93     122,618      64.65
780 - 799 ................................          72      9,706,002       8.12     134,806      61.95
800 or greater ...........................          21      2,863,167       2.40     136,341      59.17
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901      65.48%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 621 and 817, respectively, and the weighted average credit score of the mortgage loans was 728.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         621   $ 87,742,849      73.44%   $141,293        727      65.26%
Second/Vacation ..........................          24      4,737,963       3.97     197,415        726      62.31
Non Owner-occupied .......................         304     26,999,448      22.60      88,814        733      66.75
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................         190   $ 24,250,919      20.30%   $127,636        737      73.90%
Rate/Term Refinance ......................         306     36,564,517      30.60     119,492        726      59.71
Equity Refinance .........................         453     58,664,823      49.10     129,503        726      65.59
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         633   $ 78,915,673      66.05%   $124,669        726      66.19%
Two-to-four family units .................         124     14,815,184      12.40     119,477        731      61.41
Planned Unit Developments (detached) .....          81     13,366,638      11.19     165,020        733      67.49
Condo Low-Rise (less than 5 stories) .....          65      6,682,079       5.59     102,801        728      63.58
Planned Unit Developments (attached) .....          21      2,548,366       2.13     121,351        740      62.98
Townhouse ................................          15      1,436,926       1.20      95,795        732      77.96
Condo High-Rise (9 stories or more) ......           5      1,343,338       1.12     268,668        722      51.58
Leasehold ................................           2        156,052       0.13      78,026        718      31.24
Condotel (5 to 8 stories) ................           1        116,364       0.10     116,364        794      75.00
Condo Mid-Rise (5 to 8 stories) ..........           2         99,639       0.08      49,819        680      80.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama ..................................          13   $  1,372,392       1.15%   $105,569        725      80.90%
Arkansas .................................           4        353,490       0.30      88,372        742      75.27
Arizona ..................................          28      3,066,818       2.57     109,529        731      64.19
California ...............................         139     24,708,931      20.68     177,762        733      52.95
Colorado .................................          20      3,025,629       2.53     151,281        745      65.08
Connecticut ..............................          11      1,265,500       1.06     115,045        742      60.49
District of Columbia .....................           2        507,995       0.43     253,997        798      69.55
Delaware .................................           1        165,711       0.14     165,711        686      89.00
Florida ..................................          76      8,438,937       7.06     111,039        721      61.84
Georgia ..................................          39      4,001,815       3.35     102,611        727      69.70
Hawaii ...................................           4      1,092,278       0.91     273,069        744      44.05
Iowa .....................................           5        449,729       0.38      89,946        743      83.28
Idaho ....................................           7        939,638       0.79     134,234        728      77.21
Illinois .................................          39      4,753,019       3.98     121,872        722      63.71
Indiana ..................................          21      1,559,927       1.31      74,282        712      71.75
Kansas ...................................          12      1,319,218       1.10     109,935        727      68.49
Kentucky .................................           5        389,379       0.33      77,876        752      75.88
Louisiana ................................          13      1,734,370       1.45     133,413        717      78.02
Massachusetts ............................          12      2,258,323       1.89     188,194        703      57.91
Maryland .................................          20      2,364,577       1.98     118,229        731      67.90
Maine ....................................           2        237,032       0.20     118,516        692      78.89
Michigan .................................          14      1,815,114       1.52     129,651        733      66.91
Minnesota ................................           7      1,077,381       0.90     153,912        732      71.78
Missouri .................................          20      1,783,026       1.49      89,151        733      71.26
Mississippi ..............................           4        430,662       0.36     107,666        716      79.65
Montana ..................................           1         51,900       0.04      51,900        762      73.00
North Carolina ...........................          20      3,054,542       2.56     152,727        726      70.05
Nebraska .................................           1         49,497       0.04      49,497        715      77.00
New Hampshire ............................           4        489,601       0.41     122,400        732      49.66
New Jersey ...............................           8      1,042,452       0.87     130,306        723      64.56
New Mexico ...............................          12      2,104,414       1.76     175,368        751      76.76
Nevada ...................................           6        806,663       0.68     134,444        722      72.13
New York .................................          29      4,786,663       4.01     165,057        733      58.29
Ohio .....................................          23      2,275,806       1.90      98,948        711      69.87
Oklahoma .................................          18      1,073,196       0.90      59,622        713      80.80
Oregon ...................................           9        970,308       0.81     107,812        734      68.56
Pennsylvania .............................          31      3,120,147       2.61     100,650        727      69.05
Rhode Island .............................           6        706,832       0.59     117,805        715      45.94
South Carolina ...........................          11        784,960       0.66      71,360        732      76.63
Tennessee ................................          16      1,238,511       1.04      77,407        735      74.91
Texas ....................................         157     18,666,896      15.62     118,897        725      74.35
Utah .....................................           7        713,013       0.60     101,859        742      72.88
Virginia .................................          38      4,969,880       4.16     130,786        720      69.47
Vermont ..................................           1        457,950       0.38     457,950        702      69.00
Washington ...............................          26      2,242,313       1.88      86,243        726      70.12
Wisconsin ................................           5        646,611       0.54     129,322        724      78.01
West Virginia ............................           1         64,656       0.05      64,656        683      76.00
Wyoming ..................................           1         52,557       0.04      52,557        776      67.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

----------
No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Texas.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         317   $ 34,417,464      28.81%   $108,572        725      70.05%
Reduced Documentation ....................         632     85,062,796      71.19     134,593        729      63.63
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

         No more than 23.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           1   $    153,802       0.13%   $153,802        745      69.00%
4.500 - 4.624 ............................           1        105,637       0.09     105,637        765      54.00
4.625 - 4.749 ............................           1        115,095       0.10     115,095        796      68.00
4.750 - 4.874 ............................          10      1,610,545       1.35     161,054        768      66.77
4.875 - 4.999 ............................          18      2,802,905       2.35     155,717        743      59.01
5.000 - 5.124 ............................          14      1,983,518       1.66     141,680        717      61.26
5.125 - 5.249 ............................          15      2,347,648       1.96     156,510        761      57.80
5.250 - 5.374 ............................          39      6,761,754       5.66     173,378        736      57.95
5.375 - 5.499 ............................          70     11,363,231       9.51     162,332        738      58.28
5.500 - 5.624 ............................          70      8,713,060       7.29     124,472        734      59.56
5.625 - 5.749 ............................          57      7,671,800       6.42     134,593        738      62.96
5.750 - 5.874 ............................         119     17,108,134      14.32     143,766        728      67.10
5.875 - 5.999 ............................         140     18,871,492      15.79     134,796        722      67.38
6.000 - 6.124 ............................          87      9,383,891       7.85     107,861        725      65.47
6.125 - 6.249 ............................          56      6,273,733       5.25     112,031        725      68.11
6.250 - 6.374 ............................          72      7,209,522       6.03     100,132        725      71.30
6.375 - 6.499 ............................          55      5,671,166       4.75     103,112        712      72.83
6.500 - 6.624 ............................          58      5,645,242       4.72      97,332        720      74.38
6.625 - 6.749 ............................          17      1,613,452       1.35      94,909        714      75.70
6.750 - 6.874 ............................          16      2,095,742       1.75     130,984        703      67.01
6.875 - 6.999 ............................          14      1,004,673       0.84      71,762        697      70.57
7.000 - 7.124 ............................           5        172,821       0.14      34,564        697      60.82
7.125 - 7.249 ............................           9        414,230       0.35      46,026        661      74.24
7.250 - 7.374 ............................           5        387,168       0.32      77,434        667      77.62
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.8017% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           1   $    153,802       0.13%   $153,802        745      69.00%
4.220 ....................................           1        105,637       0.09     105,637        765      54.00
4.345 ....................................           1        115,095       0.10     115,095        796      68.00
4.470 ....................................          10      1,610,545       1.35     161,054        768      66.77
4.595 ....................................          18      2,802,905       2.35     155,717        743      59.01
4.720 ....................................          14      1,983,518       1.66     141,680        717      61.26
4.845 ....................................          15      2,347,648       1.96     156,510        761      57.95
4.970 ....................................          39      6,761,754       5.66     173,378        736      57.95
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......          99   $ 15,880,904      13.29%   $160,413        743      59.58%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans in Loan Mortgage was approximately 4.291774857%.



                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         465   $ 31,531,388      26.39%   $ 67,809        723      65.16%
100,001-200,000 ..........................         351     47,334,115      39.62     134,855        728      66.88
200,001-300,000 ..........................          81     18,697,029      15.65     230,828        734      64.09
300,001-400,000 ..........................          31     10,550,355       8.83     340,334        731      64.33
400,001-500,000 ..........................          11      4,899,667       4.10     445,424        729      69.83
500,001-600,000 ..........................           4      2,185,699       1.83     546,425        745      64.44
600,001-700,000 ..........................           3      1,864,433       1.56     621,478        729      62.96
700,001-800,000 ..........................           2      1,463,966       1.23     731,983        719      51.14
900,001-1,000,000 ........................           1        953,608       0.80     953,608        704      53.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728      65.48%
                                             =========   ============   ========


                                   ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         204   $ 24,730,069      20.70%   $121,226        739
50.01-55.00 ..............................          53      7,430,789       6.22     140,204        727
55.01-60.00 ..............................          68      9,035,917       7.56     132,881        724
60.01-65.00 ..............................          44      6,030,861       5.05     137,065        722
65.01-70.00 ..............................         102     14,274,330      11.95     139,944        729
70.01-75.00 ..............................         121     15,030,437      12.58     124,218        722
75.01-80.00 ..............................         259     33,162,741      27.76     128,041        727
80.01-85.00 ..............................          27      3,057,037       2.56     113,224        706
85.01-90.00 ..............................          49      4,703,944       3.94      95,999        722
90.01-95.00 ..............................          20      1,873,745       1.57      93,687        719
95.01-100.00 .............................           2        150,391       0.13      75,196        793
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         949   $119,480,260     100.00%   $125,901        728
                                             =========   ============   ========

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 65.48%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         87        80          72           65
March 2007.............................................      90         76        63          52           41
March 2008.............................................      84         65        50          37           26
March 2009.............................................      78         56        39          26           17
March 2010.............................................      72         47        30          18           10
March 2011.............................................      66         40        23          13            6
March 2012.............................................      59         33        17           9            4
March 2013.............................................      52         26        13           6            2
March 2014.............................................      44         21         9           4            1
March 2015.............................................      36         16         6           2            1
March 2016.............................................      28         11         4           1            *
March 2017.............................................      19          7         2           1            *
March 2018.............................................      10          3         1           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.85       5.41      3.89        2.91         2.24

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assumes, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................       $15,880,903.58        $103,599,356.09
Weighted average mortgage rate .................         5.0654112571%          5.9145000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3300000000%
Weighted   average   original   term  to  maturity
(months) .......................................                  179                    179
Weighted average remaining term
to maturity (months) ...........................                  168                    170

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$503,654......................        4.110%           6.239%          9.000%          12.363%          16.318%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%


---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430

Foreclosures Pending ....     279        44,333       268        42,461

Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS13(POOL # 4911) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4911
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110HYF0   108,728,000.00 100,767,139.16     5.000000  %  2,630,211.37
NB      76110HYE3    16,347,000.00  16,037,909.21     5.000000  %     61,216.02
A-P     76110HYG8       731,147.27     684,646.37     0.000000  %     10,483.08
A-V     76110HYH6             0.00           0.00     0.505180  %          0.00
R       76110HYJ2           100.00           0.00     5.000000  %          0.00
M-1     76110HYK9     2,197,800.00   2,157,784.46     5.000000  %      8,098.15
M-2     76110HYL7       258,300.00     253,597.11     5.000000  %        951.75
M-3     76110HYM5       387,500.00     380,444.75     5.000000  %      1,427.80
B-1     76110HYB9       193,800.00     190,271.47     5.000000  %        714.09
B-2     76110HYC7       129,200.00     126,847.64     5.000000  %        476.05
B-3     76110HYD5       193,807.24     190,278.57     5.000000  %        714.11

-------------------------------------------------------------------------------
                  129,166,654.51   120,788,918.74                  2,714,292.42
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB        419,863.08  3,050,074.45            0.00       0.00     98,136,927.79
NB         66,824.62    128,040.64            0.00       0.00     15,976,693.19
A-P             0.00     10,483.08            0.00       0.00        674,163.29
A-V        50,850.09     50,850.09            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         8,990.77     17,088.92            0.00       0.00      2,149,686.31
M-2         1,056.65      2,008.40            0.00       0.00        252,645.36
M-3         1,585.19      3,012.99            0.00       0.00        379,016.95
B-1           792.80      1,506.89            0.00       0.00        189,557.38
B-2           528.53      1,004.58            0.00       0.00        126,371.59
B-3           792.83      1,506.94            0.00       0.00        189,564.46

-------------------------------------------------------------------------------
          551,284.56  3,265,576.98            0.00       0.00    118,074,626.32
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB      926.781870   24.190745     3.861591    28.052336   0.000000  902.591125
NB      981.091895    3.744786     4.087883     7.832669   0.000000  977.347109
A-P     936.400097   14.337850     0.000000    14.337850   0.000000  922.062247
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     981.792911    3.684662     4.090804     7.775466   0.000000  978.108249
M-2     981.792918    3.684669     4.090786     7.775455   0.000000  978.108249
M-3     981.792920    3.684671     4.090813     7.775484   0.000000  978.108249
B-1     981.792924    3.684675     4.090815     7.775490   0.000000  978.108249
B-2     981.792924    3.684675     4.090789     7.775464   0.000000  978.108249
B-3     981.792889    3.684640     4.090817     7.775457   0.000000  978.108249

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS13 (POOL #  4911)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4911
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       25,143.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,414.65

SUBSERVICER ADVANCES THIS MONTH                                        9,644.25
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6     897,347.56

 (B)  TWO MONTHLY PAYMENTS:                                    3     268,640.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     118,074,626.32

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          940

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,260,745.31

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.25303360 %     2.32450200 %    0.42006970 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.20031590 %     2.35558537 %    0.43057190 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,906,250.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,295.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.80342100
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              169.46

POOL TRADING FACTOR:                                                91.41262253


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS13 (POOL #  4911)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4911
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       21,700.40
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,420.79

SUBSERVICER ADVANCES THIS MONTH                                        6,670.37
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     535,388.36

 (B)  TWO MONTHLY PAYMENTS:                                    3     268,640.57

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     101,607,467.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          905

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,259,482.07

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.23275900 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.17105900 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,906,250.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,295.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.81269718
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              169.10

POOL TRADING FACTOR:                                                90.46400889


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS13 (POOL #  4911)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4911
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        3,443.53
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       993.86

SUBSERVICER ADVANCES THIS MONTH                                        2,973.88
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     361,959.20

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      16,467,158.93

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           35

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                        1,263.24

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.38061500 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.38041400 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,906,250.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,295.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74618372
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              171.70

POOL TRADING FACTOR:                                                97.73640376